Exhibit 10.46

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

(STOCK LEVERAGE OPPORTUNITY)

SEALED AIR CORPORATION
2014 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Sealed Air Corporation (the “Company”) hereby grants this Restricted Stock Unit Award (the “Award”) of the number of Restricted Stock Units set forth in this Notice of Grant of Restricted Stock Unit Award (the “Notice”) to the Grantee designated in this Notice, pursuant to the provisions of the Company’s 2014 Omnibus Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Units Award (the “Terms”).  Together, this Notice, the attached Terms and all Exhibits and Appendices hereto constitute the “Agreement.”  The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement.  When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Grantee:	[__________]
Grant Date:	[__________]
# of Restricted Stock Units (Principal Portion):		[________]
# of Restricted Stock Units (Premium Portion):		[________]

Vesting Schedule: Subject to the terms of the Plan and this Agreement, the Restricted Stock Units shall become earned and vested, and shares of Stock shall be issued in settlement of vested Restricted Stock Units, in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to the applicable vesting date(s):

Vesting Date	% Vesting
Second anniversary of Grant Date	100%

Only a whole number of Restricted Stock Units will become vested as of any given vesting date.  If the number of Restricted Stock Units determined as of a vesting date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward.  No Restricted Stock Units shall become earned and vested following Grantee’s Separation from Service, except as expressly provided in the Notice below, as applicable, or as otherwise provided pursuant to the terms of the Plan.

Impact of Separation from Service on Vesting: See Exhibit A

Acceleration of Vesting on or following a Change in Control:  See Exhibit A

The Grantee must accept this Agreement electronically pursuant to the online acceptance procedure established by the Company within ninety (90) days; otherwise, the Company may, in its sole discretion, rescind the Award in its entirety.

1

EXHIBIT A

Separation from Service and Change in Control

(a) Impact of Separation from Service; Change in Control.  If the Grantee has a Separation from Service before any of the vesting date(s) specified under “Vesting Schedule” in the Notice, then any unearned Restricted Stock Units shall become earned and vested or be canceled depending on the reason for Separation from Service as follows:

(i) Principal Portion. With respect to the Principal Portion of the Award as indicated in the Notice, subject to the provisions of Section (a)(iii) below:

(A) Separation from Service Other Than for Cause. If the Grantee has a Separation from Service for any reason other than by action of the Company or the Grantee’s employing Subsidiary for Cause (including, without limitation, Separation from Service by action of the Company or the Grantee’s employing Subsidiary other than for Cause, voluntary Separation from Service by the Grantee for any reason, or Separation from Service due to the Grantee’s death or Disability), any unearned Restricted Stock Units attributable to the Principal Portion of the Award shall become immediately earned and vested as of the date of such Separation from Service.

(B) Separation from Service for Cause. If the Grantee has a Separation from Service by action of the Company or the Grantee’s employing Subsidiary for Cause, any Restricted Stock Units attributable to the Principal Portion of the Award that were not already earned and vested pursuant to the schedule specified under “Vesting Schedule” in the Notice as of the date of the Separation from Service shall be immediately canceled as of the date of Separation from Service.

(ii) Premium Portion. With respect to the Premium Portion of the Award as indicated in the Notice, subject to the provisions of Section (a)(iii) below:

(A) Death, Disability or Retirement. If the Grantee has a Separation from Service due to the Grantee’s death, Disability or Retirement, any unearned Restricted Stock Units attributable to the Premium Portion of the Award shall become immediately earned and vested as of the date of such Separation from Service.

(B) Any other Separation from Service. If the Grantee has a Separation from Service for any reason other than as specified in subparagraph (ii)(A), any Restricted Stock Units attributable to the Premium Portion of the Award that were not already earned and vested pursuant to the schedule specified under “Vesting Schedule” in the Notice as of the date of the Separation from Service shall be immediately canceled as of the date of Separation from Service.

(iii) Change in Control. Notwithstanding anything in this Agreement to the contrary but subject to the provisions of Section 16.3.1(i) of the Plan, if (A) a Change in Control occurs and (B) on or after the Change in Control and on or before the second anniversary of the Change in Control either (1) the Grantee has a Separation from Service by action of the Company or the Grantee’s employing Subsidiary for any reason other than Cause (excluding due to the Grantee’s death or Disability) or (2) the Grantee has a Separation from Service for Good Reason, then any unearned Restricted Stock Units shall become immediately earned and vested as of the date of such Separation from Service.

(b) Definitions. For purposes of this Agreement, the following terms shall have the following meanings

“Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means any conduct of a Grantee contained in the following list: (i) the Grantee engaging in fraud, embezzlement, or theft in connection with the Grantee’s duties or in the course of his or her employment; (ii) an act or omission by the Grantee that is willfully or grossly negligent, contrary to the Company’s or employing Subsidiary’s established policies or practices, or materially harmful to the Company’s or any Subsidiary’s business or reputation or to the business of the Company’s or any Subsidiary’s customers or suppliers as it relates to the Company or such Subsidiary; (iii) the Grantee’s plea of no contest to, or conviction of, a felony; (iv) the Grantee’s substantial failure to perform his or her duties after receiving notice of the failure from the Company or employing Subsidiary, which failure has not been cured within thirty (30) days after the Grantee receives notice of the failure; or (v) the Grantee’s breach of any non-competition or confidentiality covenant between the Grantee and the Company or any Subsidiary.

“Disability” shall be defined as permanent and total disability as determined in each case by the Committee in its discretion, which determination shall be final. Notwithstanding the foregoing, if this Award constitutes nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provides for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such arrangements.

2

“Good Reason” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Good Reason” means the Grantee’s Separation from Service following the initial existence of one or more of the following conditions without the consent of the Grantee: (i) a material diminution in the Grantee’s base compensation; (ii) a material diminution in the Grantee’s authority, duties, or responsibilities; or (iii) a material change in the geographic location at which the Grantee must perform the services; provided, however, that a relocation of less than fifty (50) miles from the Grantee’s then present location will not be considered a material change in geographic location.  For a Separation from Service to be considered for Good Reason, the Grantee must provide notice to the Company of the existence of the condition described above within thirty (30) days of the initial existence of the condition, upon the notice of which the Company has thirty (30) days to remedy the condition.  If the condition is not remedied by the Company within thirty (30) days of the notice, the Grantee must have a Separation from Service within thirty (30) days after the failure to remedy the condition.

“Retirement” means the Grantee’s Separation from Service after the Grantee has at least five years of Service and the Grantee’s combined age and years of Service equal at least 70, but excluding Separation from Service due to the Grantee’s death or Disability or Separation from Service by the Company for Cause.

3

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

The Restricted Stock Unit Award (the “Award”) granted by Sealed Air Corporation (the “Company”) to the Grantee specified in the Notice of Grant of Restricted Stock Unit Award (the “Notice”) to which these Terms and Conditions of Restricted Stock Unit Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, these Terms, the general terms applicable to Awards granted to employees outside the U.S. set forth in the Appendix A hereto and any applicable country-specific provisions for Awards outside the U.S. set forth in the Appendix B hereto.  The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms.  Together, the Notice, these Terms and all Exhibits and Appendices to the Notice and these Terms constitute the “Agreement.”  A Prospectus describing the Plan has been delivered to the Grantee.  The Plan itself is available upon request.  When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).  For purposes these Terms, any reference to the Company shall include a reference to any Affiliate.

1.	Grant of Units.

(a) As of the Grant Date set forth in the Notice, Sealed Air Corporation grants to the Grantee the number of Restricted Stock Units (“Units”) set forth in the Notice.  Each Unit represents the right to receive one share of Stock at a future date after the Unit has become earned and vested, subject to the terms and conditions of this Agreement.

(b) The Units covered by this Award shall become earned and vested in accordance with the schedule set forth in the Notice.  Each earned and vested Unit shall be settled on the date(s) specified in the Notice by issuance of one share of Stock on or as soon as administratively practicable (but no more than 75 days) after the applicable vesting and/or settlement date specified in the Notice, subject to the requirements of (i) Section 4 (Responsibility for Taxes), Section 6 (Regulatory Restrictions on the Shares Issued Upon Settlement), and Section 7(m) (Recovery of Compensation) of this Agreement and (ii) Section 18.9 of the Plan (regarding a potential six-month delay in settlement for awards to certain Grantees to the extent determined by the Company to be necessary to comply with Section 409A).

(c) Units constitute an unfunded and unsecured obligation of the Company.  The Grantee shall not have any rights of a stockholder of the Company with respect to the shares of Stock underlying the Units unless and until the Units become earned and vested and are settled by the issuance of shares of Stock.  Upon issuance of shares of Stock in connection with the settlement of vested Units, the Grantee shall be the record owner of the shares of Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

(d) The Grantee may designate a beneficiary to receive payment in connection with the Units in the event of the Grantee’s death in accordance with the Company’s beneficiary designation procedures, as in effect from time to time.  If the Grantee does not designate a beneficiary, or if the Grantee’s designated beneficiary does not survive the Grantee, then the Grantee’s beneficiary will be the Grantee’s estate.

(e) Units earned will receive dividend equivalents paid in cash (without interest) based on the dividend rates in effect during the vesting period applied to the number of Units the Grantee earns, which will be subject to the vesting provisions set forth in the Notice.  Cash dividend equivalents accrued on the earned Units will be paid in cash on or about the same time the earned Units are settled and paid.

2.

Restrictions.  Subject to any exceptions set forth in this Agreement, until such time as the Units become earned and vested and are settled in shares of Stock in accordance with Section 1, the Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Units will be forfeited by the Grantee and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

3.

Cancellation of Rights.  If any portion of the Units fail to become earned and vested (for example, because the Grantee fails to satisfy the vesting conditions specified in the Notice prior to a Separation from Service), then such Units shall be immediately forfeited as of the date of such failure and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

4.	Responsibility for Taxes.

(a) Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units or the subsequent sale of shares of Stock acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b) Prior to vesting of the Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all minimum withholding obligations of the Company.  In this regard, the Grantee authorizes the Company to withhold all applicable minimum Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or from proceeds of the sale of the shares of Stock.  Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of shares of Stock that the Grantee acquires to meet the minimum withholding obligation for Tax-Related Items, and/or (ii) withhold in shares of Stock, provided that the Company only withholds the amount of shares of Stock necessary to satisfy the minimum withholding amount.  Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue and deliver shares of Stock in payment of any earned and vested Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 4.

5.

Grantee Representations.  The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement, the Prospectus and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary.  Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

6.

Regulatory Restrictions on the Shares Issued Upon Settlement.  Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of shares of Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

7.	Miscellaneous.

(a) Notices.  Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b) Waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c) Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d) Binding Effect; Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.  Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

(f) Dispute Resolution.   In the event of any dispute, claim, question or disagreement arising out of or relating to this Award, the parties shall use their best efforts to settle such dispute, claim, question or disagreement.  To this effect, they shall consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to both parties.  If the parties do not reach such a resolution within a period of 30 days, then any such unresolved dispute or claim, upon notice by any party to the other, shall be submitted to and finally settled by arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) in effect at the time demand for arbitration is made by any such party.  The parties shall mutually agree upon a single arbitrator within 30 days of such demand.  In the event that the parties are unable to so agree within such 30 day period, then within the following 30 day period, one arbitrator shall be named by each party.  A third arbitrator shall be named by the two arbitrators so chosen within ten 10 days after the appointment of the first two arbitrators.  In the event that the third arbitrator is not agreed upon, he or she shall be named by the AAA.  Arbitration shall occur in the State of North Carolina or such other location as may be mutually agreed to by the parties.  The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered based upon such award in any court of law having competent jurisdiction.  The award is subject to confirmation, modification, correction or vacation only as explicitly provided in Title 9 of the United States Code.  The parties acknowledge that this Agreement evidences a transaction involving interstate commerce.  The United States Arbitration Act and the Rules shall govern the interpretation, enforcement, and proceedings pursuant to this Section 7(f).  Any provisional remedy which would be available from a court of law shall be available from the arbitrators to the parties to this Agreement pending arbitration.  Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo, or may seek from a court of competent jurisdiction any interim or provisional relief that may be necessary to protect the rights and property of that party, until such times as the arbitration award is rendered or the controversy otherwise resolved.  To the full extent permitted by law and upon presentation of appropriate documentation, all reasonable legal fees and expenses incurred by the Grantee as a result of any dispute under this Section 7(f) involving the validity or enforceability of, or liability under, any provision of this Agreement shall be paid by the Company if the Company unreasonably or maliciously contested the validity or enforceability of any provision of this Agreement.  By agreeing to binding arbitration, the Grantee hereby waives his or her right to a jury trial.

(g) Venue. Any arbitration, legal or equitable action or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Mecklenburg County, North Carolina and no other venue.

(h) Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(i) Conflicts; Amendment.  The provisions of the Plan are incorporated in this Agreement in their entirety.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.  This Agreement may be amended at any time by the Committee, provided that no amendment (including any action under Section 6.3 of the Plan) may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Grantee.

(j) No Right to Continued Employment.  Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(k) Further Assurances.  The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(l) Additional Acknowledgments; Appendix A and Appendix B.  By accepting this Award, the Grantee acknowledges and agrees that this Award is subject to the general terms applicable to Awards granted to employees outside the U.S. set forth in the Appendix A hereto and any applicable country-specific provisions for Awards outside the U.S. set forth in the Appendix B hereto.  If the Grantee relocates to another country during the life of the Award, the special terms and conditions (if any) for such country will apply to the Grantee to the extent Sealed Air Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  Appendix A and Appendix B constitute part of this Agreement.  Please review the provisions of Appendix A and Appendix B carefully, as this Award will be null and void absent the Grantee’s acceptance of such provisions.  Sealed Air Corporation reserves the right to impose other requirements on the Award to the extent that Sealed Air Corporation determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Award and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(m) Recovery of Compensation.  In accordance with Section 3.3 of the Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) any policies adopted by the Company to implement such requirements, and (iii) the Company’s Policy on Recoupment of Incentive Compensation, as in effect from time to time, all to the extent determined by the Committee to be applicable to the Grantee.

(n) Restrictive Covenants.  If the Grantee is subject to any employment-related covenants (including covenants regarding non-competition, non-solicitation of customers/employees and preservation of confidential information) under any agreement with the Company or any Subsidiary, the vesting and receipt of benefits under this Award is specifically conditioned on the Grantee’s compliance with such covenants.  To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Grantee has materially breached any such covenants, the Company will be entitled to (i) cause any unvested portion of the Award to be immediately canceled without any payment of consideration by the Company and (ii) recover from the Grantee in its sole discretion some or all of the shares of Stock (or proceeds received by the Grantee from such shares of Stock) paid to the Grantee pursuant to this Agreement. The Grantee recognizes that if the Grantee breaches any such covenants, the losses to the Company and/or its Subsidiaries may amount to the full value of any shares of Stock paid to the Grantee pursuant to this Agreement.

(o) Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

APPENDIX A

TO THE TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

General Terms Applicable to Awards Granted to Employees Outside the U.S.

1.	DATA PRIVACY

By accepting the this Award, the Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document and any other grant materials by and among, as applicable, the Company, the Grantee’s employer and any other Affiliate for the exclusive purpose of implementing, administering and managing the Units.

The Grantee understands that the Company and the Grantee’s employer hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliates, details of any entitlement to shares of stock or equivalent benefits awarded, canceled, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purpose of implementing, administering and managing the Grantee’s participation in the Plan.  The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere (e.g., the United States), and that the recipient’s country may have different data privacy laws and protections from the Grantee’s country.  The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative.  The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purposes of implementing, administering and managing the Grantee’s participation in the Plan.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee understands that  the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative.  Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis.  If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s employment status or service and career with the Grantee’s employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant to the Grantee Units or other awards or administer or maintain such awards.  Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to benefit from the Units.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

2.	ADDITIONAL ACKNOWLEDGEMENTS

By entering into this Agreement and accepting the grant of Units evidenced hereby, the Grantee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, and all Awards under the Plan are discretionary in nature;

(b) the grant of Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Units or benefits in lieu of Units, even if such awards have been awarded in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) the grant of Units shall not create a right to employment with the Grantee’s employer or any other Affiliate and shall not interfere with the ability of the Company, the Grantee’s employer or any other Affiliate to terminate the Grantee’s employment or service relationship (if any);

(e) the Grantee is voluntarily participating in the Plan;

(f) the Units and any payment made pursuant to the Units, and the value and income of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments;

(g) unless otherwise agreed with the Company, the Award and any shares of Stock subject to the Award, and the value and income of same, are not granted as consideration for, or in connection with, any service the Grantee may provide as a director of any Affiliate;

(h) in accepting the grant of Units, the Grantee expressly recognizes that the Units are an award made solely by the Company, with principal offices at 8215 Forest Point Boulevard, Charlotte, NC 28273, U.S.A.; the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan; in the event that the Grantee is an employee of an Affiliate, the Units and the Grantee’s participation in the Plan will not create a right to employment be interpreted to form an employment or service contract or relationship with the Company; furthermore, the Units will not be interpreted to form an employment or service contract with any Affiliate;

(i) the future value of the shares of Stock which may be delivered in settlement of the Units (to the extent earned) is unknown, indeterminable and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from termination of the Grantee’s employment or service (for any reason whatsoever, whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee’s employment or service agreement, if any) or recoupment of all or any portion of any payment made pursuant to the Units as provided by the Company’s Policy on Recoupment of Incentive Compensation and, in consideration of the grant of the Units to which the Grantee is not otherwise entitled, the Grantee irrevocably agrees never to institute any claim against the Company, the Grantee’s employer or any other Affiliate, waives the Grantee’s ability, if any, to bring any such claim, and releases the Company, the Grantee’s employer and any other Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim, and the Grantee agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) for purposes of the Units, the Grantee’s employment will be considered terminated as of the date the Grantee is no longer actively employed and providing services to the Company or one of its Affiliates (for any reason whatsoever, whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or otherwise determined by the Company, the Grantee’s right to vest in any portion of the Units (and any related dividend equivalents) under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s active employment or period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee’s employment or service agreement, if any); the Company, in its sole discretion, shall determine when the Grantee is no longer actively employed or providing services for purposes of the Units (including whether the Grantee may still be considered to be actively employed or providing services while on an approved leave of absence);

(l) the Grantee is solely responsible for investigating and complying with any exchange control laws applicable to the Grantee in connection with his or her participation in the Plan;

(m) unless otherwise provided in the Plan or by the Company in its discretion, the Units and the benefits evidenced by this Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s common stock; and

(n) neither the Company, the Grantee’s employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Units, any payment made pursuant to the Units or the subsequent sale of any shares of Stock acquired under the Plan.

3.	NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition of any shares of Stock under the Plan or subsequent sale of such shares of Stock.  The Grantee is hereby advised to consult with the Grantee’s personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action in relation thereto.

4.	LANGUAGE

If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

5.	Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

6.	Insider-Trading/Market-Abuse Laws

The Grantee acknowledge that, depending on his or her country, the Grantee may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to acquire or sell shares of Stock acquired or rights to acquire shares of Stock (e.g., Awards, Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in his or her country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Grantee is responsible for complying with any applicable restrictions, and the Grantee is advised to speak to his or her personal legal advisor regarding this matter.